Exhibit 99.1

4675 MacArthur Court, Suite 800
Newport Beach, California 92660 USA
949.437.1000   fax: 949.724.1397
www.cleanenergyfuels.com

Clean Energy Reports 77.5 Million Gallons Delivered and Revenue of $95.8 Million for First Quarter of 2016

NEWPORT BEACH, Calif.—(BUSINESS WIRE) — Clean Energy Fuels Corp. (NASDAQ: CLNE) (Clean Energy or the Company) today announced operating results for the first quarter ended March 31, 2016.

The Company delivered 77.5 million gallons in the first quarter of 2016, a 3% increase from 75.2 million gallons delivered in the first quarter of 2015.

Revenue for the first quarter of 2016 was $95.8 million, a 12% increase from $85.8 million for the first quarter of 2015. Revenue for the first quarter of 2016 included $6.4 million of excise tax credits for alternative fuels (VETC) whereas the first quarter of 2015 did not include any VETC revenue. Additionally the Company’s renewable natural gas deliveries favorably impacted revenue in the first quarter of 2016.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated “We had a strong first quarter and took significant steps in managing our capitalization. Our operating results demonstrate the benefits of having a diverse product offering, good penetration into multiple transportation markets and the environmental attributes associated with natural gas vehicle fuel."

Adjusted EBITDA for the first quarter of 2016 was $29.8 million compared with Adjusted EBITDA of $(5.6) million in the first quarter of 2015. Adjusted EBITDA for the first quarter of 2016 included the VETC revenue and a gain of $15.9 million from the repurchase of a portion of the Company’s convertible debt (debt repurchase). Adjusted EBITDA is described below and reconciled to the GAAP measure net income (loss) attributable to Clean Energy Fuels Corp.

Non-GAAP income per share for the first quarter of 2016 was $0.05, compared with a non-GAAP loss per share for the first quarter of 2015 of $(0.32). Non-GAAP income per share for the first quarter of 2016 included the VETC revenue and the gain from the debt repurchase. Non-GAAP income (loss) per share is described below and reconciled to the GAAP measure net income (loss) attributable to Clean Energy Fuels Corp.

On a GAAP basis, net income for the first quarter of 2016 was $2.8 million, or $0.03 per share, compared to a net loss of $(31.1) million, or $(0.34) per share, for the first quarter of 2015. Net income on a GAAP basis for the first quarter of 2016 included the VETC revenue and the gain from the debt repurchase.

Subsequent to March 31, 2016 the Company paid $3.9 million in cash to repurchase $6.5 million of the 5.25% Notes due 2018 (the Notes), plus accrued interest. Additionally, the Company entered into a privately negotiated exchange agreement with certain holders of the Notes pursuant to which it issued 6,265,829 shares of common stock for $25.0 million aggregate principal amount of the Notes, plus accrued interest.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with generally accepted accounting principles (GAAP), the Company uses non-GAAP financial measures called non-GAAP earnings per share (non-GAAP EPS or non-GAAP earnings/loss per share) and Adjusted EBITDA. Management has presented non-GAAP EPS and Adjusted EBITDA because it uses these non-GAAP financial measures to assess its operational performance, for financial and operational decision-making, and as a means to evaluate period-to-period comparisons on a consistent basis. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash or non-recurring expenses that are not directly attributable to its core operating results. In addition, management believes these non-GAAP financial measures are useful to investors because: (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (2) they exclude the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the core operating performance of the business; and (3) they are used by institutional investors and the analyst community to help them analyze the results of Clean Energy’s business. In future quarters, the Company may make adjustments for other non-recurring significant expenditures or significant non-cash charges in order to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses similar to the non-cash, non-GAAP adjustments described below. Accordingly, unless otherwise stated, the exclusion of these and other similar items in the presentation of non-cash, non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP earnings/loss per share or operating income (loss) or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the presentation of non-GAAP EPS and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Management compensates for these limitations by using non-GAAP EPS and Adjusted EBITDA in conjunction with traditional GAAP operating performance and cash flow measures.

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus stock-based compensation charges, plus or minus any loss (gain) from change in fair value of derivative warrants and plus the the charges relating to the move of the Company’s headquarters (HQ Lease Exit), the total of which is divided by the Company’s weighted average shares outstanding on a diluted basis. The Company’s management believes that excluding non-cash charges related to stock-based compensation provides useful information to investors because the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use under the relevant accounting guidance may obscure trends in the Company’s core operating performance. Similarly, the Company’s management believes that excluding the non-cash, loss (gain) from change in fair value of derivative warrants is useful to investors because the valuation of the derivative warrants is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside of management’s control, and it enables investors to compare the Company’s performance with other companies that have different capital structures. The Company’s management believes that excluding the HQ Lease Exit is useful to investors because they are not part of or representative of the core operations of the Company.

The table below shows non-GAAP EPS and also reconciles these figures to the GAAP measure net loss attributable to Clean Energy Fuels Corp.:

	Three Months Ended March 31,
(in 000s, except per-share amounts)	2015	2016
Net Income (Loss) Attributable to Clean Energy Fuels Corp.	$(31,147)	$2,828
Stock Based Compensation, Net of $0 Tax	2,690	2,419
Loss (Gain) From Change in Fair Value of Derivative Warrants	(883)	2
HQ Lease Exit	101	—
Adjusted Net Income (Loss)	$(29,239)	$5,249
Diluted Weighted Average Common Shares Outstanding	91,317,053	99,821,844
Non-GAAP (Income) Loss Per Share	$(0.32)	$0.05

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus or minus income tax expense or benefit, plus or minus interest expense or income, net, plus depreciation and amortization expense, plus stock-based compensation charges, plus or minus loss (gain) from change in fair value of derivative warrants and plus the HQ Lease Exit. The Company’s management believes that Adjusted EBITDA provides useful information to investors for the same reasons discussed above for non-GAAP EPS. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles these figures to the GAAP measure net loss attributable to Clean Energy Fuels Corp.:

	Three Months Ended March 31,
(in 000s)	2015	2016
Net Income (Loss) Attributable to Clean Energy Fuels Corp.	$(31,147)	$2,828
Income Tax (Benefit) Expense	854	381
Interest Expense, Net	9,895	9,160
Depreciation and Amortization	12,886	14,961
Stock Based Compensation, Net of $0 Tax	2,690	2,419
Loss (Gain) From Change in Fair Value of Derivative Warrants	(883)	2
HQ Lease Exit	101	—
Adjusted EBITDA	$(5,604)	$29,751

Gallons Delivered

The Company defines “gallons delivered” as its gallons of compressed natural gas (CNG), liquefied natural gas (LNG) and renewable natural gas (RNG), along with its gallons associated with providing operations and maintenance services, delivered to its customers during the applicable period plus the Company's proportionate share of gallons delivered by joint ventures.

The table below shows gallons delivered for the three months ended March 31, 2015 and 2016:

	Three Months Ended March 31,
Gallons Delivered (in millions)	2015	2016
CNG	52.4	61.1
RNG(1)	4.5	1.0
LNG	18.3	15.4
Total	75.2	77.5
(1) Represents RNG sold as non-vehicle fuel. RNG sold as vehicle fuel is included in CNG and LNG.

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.877.407.4018 from the U.S. and international callers can dial 1.201.689.8471. A telephone replay will be available approximately two hours after the call concludes through Saturday, June 5 by dialing 1.877.870.5176 from the U.S., or 1.858.384.5517 from international locations, and entering Replay Pin Number 13635572. There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels

Clean Energy Fuels Corp. (Nasdaq: CLNE) is the largest provider of natural gas fuel for transportation in North America. We build and operate CNG and LNG fueling stations; manufacture CNG and LNG equipment and technologies for ourselves and other companies; develop RNG production facilities; and deliver more CNG, LNG, and RNG fuel than any other company in the U.S. For more information, visit www.cleanenergyfuels.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding, among other things: adoption of natural gas as a vehicle fuel in multiple transportation markets, continued interest and investment in natural gas as a vehicle fuel, including tax credits and other government incentives promoting the use of cleaner fuels; the strength of the Company’s key markets and businesses; the benefits of natural gas relative to gasoline, diesel and other vehicle fuels, including economic and environmental benefits; the Company’s ability to successfully enter new markets and more deeply penetrate its current key markets, build, sell and open new natural gas fueling stations and add incremental volume its gallons delivered, and future growth and sales opportunities in all of the Company’s key customer markets, which include trucking, refuse, airports, public transit, industrial and institutional energy users and government fleets. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, among others: future supply, demand, use and prices of crude oil and natural gas and fossil and alternative fuels, including gasoline, diesel, natural gas, renewable natural gas, biodiesel, ethanol, electricity and hydrogen, as well as vehicles powered by these various fuels; the Company’s ability to recognize the anticipated benefits of building CNG and LNG stations, including receiving revenue from these stations equal or greater to their costs; the availability and deployment of, as well as the demand for, natural gas engines that are well-suited for the U.S. heavy-duty truck market; future availability of capital, including equity or debt financing, as needed to fund the growth of the Company’s business and its debt repayment obligations (whether at or prior to maturity); the Company’s ability to hire and retain key personnel; the availability of tax credit and other government incentives for natural gas fueling and vehicles, changes to federal, state or local fuel emission standards or other environmental regulation applicable to natural gas production, transportation or use; the Company’s ability to capture a substantial share of the anticipated growth in the market for natural gas fuel and otherwise compete successfully; the Company’s ability to manage risks and uncertainties related to its international operations; construction, permitting and other factors that could cause delays or other problems at station construction projects; the Company’s ability to integrate acquisitions and investments; compliance with governmental regulations; the Company’s ability to effectively manage its current LNG plants and RNG production facilities; and the Company’s ability to manage and grow its RNG business. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Additionally, the Company’s Annual Report on Form 10-K filed on March 3, 2016 and its Quarterly Report on Form 10-Q filed on May 5, 2016 with the Securities and Exchange Commission (www.sec.gov), contain more information on potential factors that may cause actual results to differ materially from the forward-looking statements contained in this press release.

Investor Contact:

Tony Kritzer
Director of Investor Communications
949.437.1403

News Media Contact:

Gary Foster
Senior Vice President, Corporate Communications
949.437.1113

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

 (In thousands, except share data, Unaudited)

	December 31, 2015	March 31, 2016
Assets
Current assets:
Cash and cash equivalents	$43,724	$87,239
Restricted cash	4,240	8,775
Short-term investments	102,944	75,696
Accounts receivable, net of allowance for doubtful accounts of $1,895 and $2,038 as of December 31, 2015 and March 31, 2016, respectively	73,645	71,898
Other receivables	60,667	26,045
Inventory	29,289	30,037
Prepaid expenses and other current assets	14,657	14,194
Total current assets	329,166	313,884
Land, property and equipment, net	516,324	505,940
Notes receivable and other long-term assets, net	14,732	17,415
Investments in other entities	5,695	5,621
Goodwill	91,967	94,207
Intangible assets, net	42,644	43,579
Total assets	$1,000,528	$980,646
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt and capital lease obligations	$149,856	$139,991
Accounts payable	26,906	21,717
Accrued liabilities	59,082	55,828
Deferred revenue	10,549	9,325
Total current liabilities	246,393	226,861
Long-term portion of debt and capital lease obligations	352,294	319,495
Long-term debt, related party	65,000	65,000
Other long-term liabilities	7,896	8,077
Total liabilities	671,583	619,433
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 224,000,000 shares; issued and outstanding 92,382,717 shares and 100,237,328 shares at December 31, 2015 and March 31, 2016, respectively	9	10
Additional paid-in capital	915,199	938,990
Accumulated deficit	(591,683)	(588,855)
Accumulated other comprehensive loss	(20,973)	(15,026)
Total Clean Energy Fuels Corp. stockholders’ equity	302,552	335,119
Noncontrolling interest in subsidiary	26,393	26,094
Total stockholders’ equity	328,945	361,213
Total liabilities and stockholders’ equity	$1,000,528	$980,646

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data, Unaudited)

	Three Months Ended March 31,
	2015	2016
Revenue:
Product revenues	$69,297	$83,992
Service revenues	16,551	11,790
Total revenues	85,848	95,782
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	55,379	53,371
Service cost of sales	9,354	5,884
Loss (gain) from change in fair value of derivative warrants	(883)	2
Selling, general and administrative	30,233	25,593
Depreciation and amortization	12,886	14,961
Total operating expenses	106,969	99,811
Operating income (loss)	(21,121)	(4,029)
Gain from extinguishment of debt	—	15,923
Interest expense, net	(9,895)	(9,160)
Other income (expense), net	547	250
Loss from equity method investments	(204)	(74)
Income (loss) before income taxes	(30,673)	2,910
Income tax (expense) benefit	(854)	(381)
Net income (loss)	(31,527)	2,529
Loss from noncontrolling interest	380	299
Net income (loss) attributable to Clean Energy Fuels Corp.	$(31,147)	$2,828
Income (loss) per share attributable to Clean Energy Fuels Corp.:
Basic	$(0.34)	$0.03
Diluted	$(0.34)	$0.03
Weighted-average common shares outstanding:
Basic	91,317,053	97,178,768
Diluted	91,317,053	99,821,844

Included in net income (loss) are the following amounts (in millions):

	Three Months Ended March 31,
	2015	2016
Station Construction Project Revenues	$6.5	$13.3
Station Construction Project Cost of Sales	(5.7)	(11.3)
Stock-based Compensation Expense, Net of $0 Tax	(2.7)	(2.4)
VETC	—	6.4